                                                                    Exhibit 99.1


Laura Crowley                                           Leslie Green
General Magic, Inc.                                     Stapleton Communications
1 + 408 774 4457                                        1 + 650 470 0200
ir@generalmagic.com                                     leslie@stapleton.com

                  General Magic Announces Approved Transfer to
                             Nasdaq SmallCap Market

        SUNNYVALE, Calif. (May 13, 2002) -- General Magic, Inc. (Nasdaq: GMGC), a pioneer in voice application software and services, today announced that it has received approval from The Nasdaq Stock Market to transfer its listing from the National Market to the SmallCap Market effective at the opening of business today. The Company's securities will continue trading under its current symbol:
"GMGC".

        "Listing on the Nasdaq SmallCap Market enables General Magic to maintain a liquid trading profile on a well-regulated and transparent market for the benefit of all General Magic stockholders," said David Russian, chief financial officer of the Company. "We are pleased that our application to transfer to the Nasdaq SmallCap Market has been accepted, since this will provide the Company with additional time, until August 13th, to execute our business plan and to comply with the Nasdaq Stock Market's $1.00 minimum bid price requirement. In the event we do not meet the minimum bid price requirement by the August deadline, then Nasdaq can grant us an additional 180-day grace period, or until February 10, 2003, to regain compliance, if we meet the "core" initial listing requirements for the Nasdaq SmallCap Market as of that date, principally, a $5 million stockholder's equity requirement."


                                     -more-

                      General Magic Begins Trading on Nasdaq Small Cap Market/-2

        "We continue to evaluate all necessary alternative courses of action to ensure our continued listing on the Nasdaq Stock Market."

ABOUT GENERAL MAGIC
General Magic is a leading voice infrastructure company that provides software and supporting voice dialog design and hosting services that enable companies to quickly and efficiently provide anytime, anywhere access to information and services over the telephone. General Magic's VoiceXML-based solutions enable businesses to easily integrate voice access into enterprise applications using a broad selection of speech recognition technologies and telephony interfaces. These solutions help businesses improve customer relations, deliver value-added service and provide unlimited access to content. General Magic is headquartered in Sunnyvale, California. For additional information, visit http://www.generalmagic.com

General Magic notes that this press release contains forward-looking statements that involve known and unknown risks, uncertainties and other factors that may cause industry trends, or actual results, performance or achievement to be materially different from any future trends, results, performance or achievements expressed or implied by these statements. These include, among others, risks and uncertainties concerning the adequacy of the company's financial resources to execute its business plan; market acceptance of the company's voice application products and services; the risk that the company's stock may be delisted from the Nasdaq Stock Market, the company's ability to generate sufficient revenues from its products and services to operate profitably; the company's ability to attract, retain and motivate key technical, sales, marketing and management personnel; the ability of the company to establish and maintain relationships with businesses that have high volume customer interactions, and to establish alliances with companies that offer technology solutions for such businesses; the challenges inherent in the development, delivery and implementation of complex technologies; and the company's ability to respond effectively to competitive developments. These and other risks and uncertainties are detailed in General Magic's filings made with the Securities and Exchange Commission on Forms 10-K, 10-Q and 8-K.

General Magic and magicTalk are trademarks of General Magic, Inc., which may be registered in some jurisdictions.


                                      # # #